Exhibit 99.1

IA GLOBAL ANNOUNCES A NEW CALL CENTER TO SUPPORT ANTICIPATED MAJOR NEW CLIENT CONTRACTS

SAN FRANCISCO, CA, June 11, 2007/PRNewswire-FirstCall/ --

IA Global, Inc. (Amex: IAO) announced today a new call center for its 100% subsidiary, Global Hotline, Inc. Global Hotline is opening a fifth call center in Tokyo, Japan on approximately July 20, 2007. This new call center is expected to employ over 400 full and part-time employees. The call center will be located in a significantly lower rental cost zone and is the first step in the company`s phased plan of centralizing all of its existing four call centers to lower rental cost zones.

The company’s CEO, Derek Schneideman, said, “We are pleased to announce further expansion of Global Hotline`s infrastructure in anticipation of new client contracts and greater than predicted revenues. However, we faced the difficult decision of deciding between aggressively pursuing our cost cutting initiatives or making the additional investment in growing revenues, market share, and cross-industry functional capabilities. We expect the new call center to have a short term negative impact on earnings, compensated over the longer term by increases revenues. A comprehensive analysis of rapidly developing market opportunities, our planned acquisitions, and Global Hotline`s competitive positioning justifies this investment at this point in time.”

The company expects that when operational, the new call center will bring Global Hotline`s headcount to approximately 1,050 full and part-time employees. Also, the company expects the new call center will begin generating revenues during the three months ending September 30, 2007.

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic holding company with a dedicated focus on growth through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to grow and enhance the performance of those businesses across all business metrics, and to deliver accelerating shareholder value.

To realize this plan, in fiscal 2007 the company is actively expanding investments in businesses in the consumer, technology, services, and health sectors, sectors with long-term growth prospects in which applying our skills and resources can add significant value to our investments. At the same time, the company is expanding its reach to encompass the Philippines/ Singapore, India, and China, and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., an operator of major call centers for telemarketing of telecommunications and insurance products. Since our acquisition of the Global Hotline, Inc. in June 2005, its business has expanded rapidly with the agreement of significant multi-year contracts with major corporations. With these revenues streams in place, revenues in 2007 are expected to double year on year.

In Australia, the Company has a 36% stake in Australian Secured Financial Limited and its affiliates, Australian Secured Investments Ltd, ADJ Services Pty Ltd. and Auslink Ltd (collectively, “ASFL”) which raise funds through the issuance of debentures within Australia and provide short term, secured, real property loans to businesses and investors in Australia.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Specifically, the comments concerning the profitability, revenue growth and potential new contracts of Global Hotline and target sectors and markets are forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations, projections of revenues and profitability for the significant contracts and the inability to negotiate a favorable settlement on the penalties. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.